UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 26, 2005
Unocal Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-8483	95-3825062

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer No.)

6001 Bollinger Canyon Road, San Ramon, CA	94583

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (925) 842-1000
NONE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into a Material Definitive Agreement
     Union Oil Company of California (“Union Oil”), a wholly-owned subsidiary of Unocal Corporation (“Unocal”), has agreed to provide a $3 billion revolving credit facility for the benefit of Chevron Capital Corporation (“Chevron Capital”) pursuant to a Credit Agreement dated as of August 26, 2005 (the “Credit Agreement”). Unocal, Union Oil and Chevron Capital are all wholly-owned subsidiaries of Chevron Corporation (“Chevron”). Chevron Capital provides financing to subsidiaries and affiliates of Chevron.
     On September 12, 2005, Chevron Capital borrowed $1 billion from Union Oil pursuant to the Credit Agreement. This loan bears interest at a market rate and must be repaid in full on August 15, 2008. Union Oil may demand repayment from Chevron Capital at any time upon two banking days’ prior notice. The loan is unsecured and repayment is not guaranteed by Chevron.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 16, 2005	UNOCAL CORPORATION
By /s/ KIMBERLEY C. SCHAFER
Kimberley C. Schafer
(Duly Authorized Officer)